EXHIBIT 10.8

GE Healthcare Financial Services

AMENDMENT TO THE PROMISSORY NOTE DATED AS OF 05/12/2006
INTERNAL CONTRACT REFERENCE NUMBER 8545092
INTERNAL ORDER REFERENCE NUMBER 861412956

This is an Amendment dated as of 10/15/07 to the Promissory Note referenced above between General Electric Capital Corporation (“Lender”) and The Sagemark Companies LTD. (“Debtor”).

The 3rd and 9th paragraph is hereby amended and restated as follows:

Original - The "Index Rate" shall mean the per annum rate of interest published on the date selected by the Maker, which date shall be no earlier than seven (7) business days immediately preceding the Principal Payment Commencement Date by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" as the 5 Year Treasury Constant Maturities rate. Principal and interest hereunder shall be paid in lawful money of the United States, in 60 consecutive monthly installments of principal and interest of 3 Months @ $0.00, 56 Months @ $8,147.57, plus all applicable taxes, (all payments in arrears) and a final installment which shall be in the amount of the total outstanding principal and interest ("Payment Schedule"). The Payment Schedule may be adjusted by Payee for advances less than the principal amount stated above, accrued interest due, or a change in the interest rate. The final Payment Schedule will be detailed on Exhibit A.

Original - The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

Prior to the first annual anniversary date of this Promissory Note: no prepayment permitted;
Month 13 through and including month 24 of this Promissory Note; four percent (4%);

Month 25 through and including month 36 of this Promissory Note; three percent (3%);

Month 37 through and including month 48 of this Promissory Note; two percent (2%);

and one percent (1%) thereafter, plus all other sums due hereunder.

Amended - The "Index Rate" shall mean the per annum rate of interest published on the date selected by the Maker, which date shall be no earlier than seven (7) business days immediately preceding the Principal Payment Commencement Date by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" as the 5 Year Treasury Constant Maturities rate. Principal and interest hereunder shall be paid in lawful money of the United States, in 63 consecutive monthly installments of principal and interest of 3 Months @ $0.00, 2 Months @ $8,147.57, 3 Months @ $2,688.80, 54 Months @ $8,147.57, plus all applicable taxes, (all payments in arrears) and a final installment which shall be in the amount of the total outstanding principal and interest ("Payment Schedule"). The Payment Schedule may be adjusted by Payee for advances less than the principal amount stated above, accrued interest due, or a change in the interest rate. The final Payment Schedule will be detailed on Exhibit A.

Amended - The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

Prior to the first annual anniversary date of this Promissory Note: no prepayment permitted;
Month 13 through and including month 27 of this Promissory Note; four percent (4%);

Month 28 through and including month 39 of this Promissory Note; three percent (3%);

Month 40 through and including month 51 of this Promissory Note; two percent (2%);

and one percent (1%) thereafter, plus all other sums due hereunder.

EXCEPT AS PROVIDED IN THIS AMENDMENT, ALL OTHER TERMS AND CONDITIONS OF THE ABOVE REFERENCED SCHEDULE REMAIN IN FULL FORCE AND EFFECT AS ORIGINALLY WRITTEN.
Lender:	Debtor:

General Electric Capital Corporation	The Sagemark Companies LTD.

By: /s/ David Handke	By: /s/ George W. Mahoney

Print Name: David Handke	Print Name: George W. Mahoney

Title: Duly Authorized Signatory	Title: Chief Financial Officer